UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        The shareholders of United Energy, a.s. (“United Energy”), at that company’s Annual Meeting held on May 27, 2005, declared the distribution of a dividend in the amount of CZK 2.1 billion. Horizon Energy Development B.V. (“Horizon”) received a dividend payment of US $73.5 million on June 3, 2005 as a result of its 85.16% interest in United Energy. Horizon is a wholly owned subsidiary of National Fuel Gas Company (the “Company”).

        The funds will be used by the Company in accordance with its domestic reinvestment plan as approved by the Chief Executive Officer and the Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ Paula M. Ciprich Paula M. Ciprich General Counsel